CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Fortress America Acquisition Corporation II

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-1 of our report dated June 25, 2007, on the financial statements of Fortress America Acquisition Corporation II as of June 11, 2007 and for the period from May 14, 2007 (inception) to June 11, 2007, which appears in such Prospectus. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ GOLDSTEIN GOLUB KESSLER LLP

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

June 25, 2007